Exhibit 99.1

LMP Automotive Holdings, Inc. Appoints Richard Aldahan Chief Operating Officer

July 28, 2020

PLANTATION, FL / GLOBE NEWSWIRE /July 28, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company" or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced the appointment of B. Richard Aldahan as its Chief Operating Officer.

“On behalf of LMP and its Board of Directors, I would like to welcome Richard Aldahan to the LMP team” began Sam Tawfik, the Company’s Chairman and Chief Executive Officer. “Richard is joining our team at a key moment during our active, dealership-group acquisition strategy. His industry experience makes Richard uniquely qualified to drive strategic prioritization and accountability during our due diligence process on the several targets we have identified. In addition to his deep insight into the business, his operational expertise will help us deploy our industry-leading practices into the next-generation of growth as we roll-out e-commerce home delivery, site-to-store, and ship-from-store delivery strategies for our customers.”

Mr. Aldahan’s qualifications span 37 years of automotive industry experience. From 1993 to 2020, Mr. Aldahan held various executive positions as an Owner and Dealer Principal, General Manager and Treasurer for 13 franchised brands, including Toyota, Chevrolet, Hyundai and Nissan.

LMP believes Mr. Aldahan’s high-level of automotive dealership exposure will bring significant operational, financial and acquisitions expertise to executes its acquisition-strategy. Effective immediately, Mr. Aldahan will assume responsibility for marketing, operations, and financial and operational due diligence of prospective acquisitions as well as the alignment and prioritization of Company investments to ensure operational excellence across all LMP holdings.

"LMP's strategy has never been more compelling given the current demand for online vehicle purchases and subscriptions as well as LMP’s current pipeline for prospective dealership-group acquisitions" said Aldahan, LMP’s newly appointed Chief Operating Officer. "I am incredibly energized to help lead the Company to its next phase of innovation and look forward to introducing LMP’s subscription and e-commerce technology into acquired dealer platforms which will continually demonstrate the value of our hybrid model of ecommerce at the dealerships we acquire.”

Prior to starting his career in the automotive industry, Mr. Aldahan attended the University of Cincinnati in Ohio and earned a bachelor’s degree in Business Administration in June of 1983. He majored in Finance and Marketing and has been a member of the University of Cincinnati Alumni Association since 1983.

About LMP Automotive Holdings, Inc. – “Buy, Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” the automobiles to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. LMP’s all-inclusive vehicle subscription membership includes monthly swaps and covers insurance, maintenance and upkeep. It offers the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.